TIDAL TRUST II 485BPOS

Exhibit 99(d)(xlii)(ii)

SECOND AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This Second Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of February 6, 2025, by and between TIDAL INVESTMENTS LLC (the “Adviser”) and Quantify chaos advisors, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of January 16, 2024, as amended to date (the “Agreement”).

B.	Pursuant to Section 22 of the Agreement the parties desire to amend and restate Schedule A to the Agreement to add the following ten new series:

•	STKd 100% COIN & 100% NVDA ETF
•	STKd 100% NVDA & 100% MSTR ETF
•	STKd 100% MSTR & 100% COIN ETF
•	STKd 100% COIN & 100% HOOD ETF
•	STKd 100% NVDA & 100% AMD ETF
•	STKd 100% TSLA & 100% MSTR ETF
•	STKd 100% TSLA & 100% NVDA ETF
•	STKd 100% SMCI & 100% NVDA ETF
•	STKd 100% UBER & 100% TSLA ETF
•	STKd 100% META & 100% AMZN ETF

C.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

[Signature Page Follows]

1

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL INVESTMENTS LLC

By: /s/ Daniel H. Carlson

Name: Daniel H. Carlson

Title: Chief of Staff

Quantify chaos advisors, LLC

By: /s/ David Dzriekanski

Name: David Dzriekanski

Title: Chief Executive Officer

2

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Tidal Investments LLC and Quantify Chaos Advisors, LLC

(February 6, 2025)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
Quantify Absolute Income ETF	0.04%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☒ Full ☐ Advisory ☐ None
STKD Bitcoin & Gold ETF	0.04%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% COIN & 100% NVDA ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% NVDA & 100% MSTR ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% MSTR & 100% COIN ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% COIN & 100% HOOD ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% NVDA & 100% AMD ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% TSLA & 100% MSTR ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% TSLA & 100% NVDA ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% SMCI & 100% NVDA ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% UBER & 100% TSLA ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None
STKd 100% META & 100% AMZN ETF	0.06%	Commencement of Operations	☐ Fully Discretionary ☐ Partially Discretionary ☒ Non-Discretionary	☐ Full ☐ Advisory ☒ None

[Remainder of page left blank intentionally]

3